                                                                    Exhibit 10.3

THE SYMBOL "**" IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT THE PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


CISCO SYSTEMS
[LOGO]
CAPITAL

170 West Tasman Drive
San Jose, CA  95134-1706

CONFIDENTIAL

                                 April 12, 2001

David Taylor
Chief Financial Officer
PF.Net Corp.
555 Herndon Parkway, Ste. 100
Herndon, VA 20170

Dear Mr. Taylor:

      Cisco Systems Capital Corporation specializes in providing innovative finance solutions to support the purchase of Cisco Systems, Inc. products and services. This letter supersedes all previous correspondence. We are pleased to offer to provide to PF.Net Corp. the following credit accommodations:

Borrower:                        PF.Net Corp. (the "Borrower")

Lender: Cisco Systems Capital Corporation (the "Lender" or "CSCC")

Facility Amount and Purpose:     Up to *********** of term debt under the
                                 Tranche A-3 facility described in the Amended and Restated Credit Agreement, draft of April
                                 11, 2001 (the "Amended and Restated Credit
                                 Agreement Draft") to finance the purchase of Cisco Systems, Inc. ("Cisco Systems") products and services

Facility Availability:           The facility is available from the date when
                                 all closing conditions are satisfied ("Closing
                                 Date") until 24 months following the Closing
                                 Date

Final Maturity:                  December 31, 2006

Minimum Draws:                   In accordance with the terms and conditions of
                                 the Amended and Restated Credit Agreement Draft

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Fees:                            In accordance with the terms and conditions of
                                 the Amended and Restated Credit Agreement Draft and the draft Tranche A-3 Fee Letter referred to therein (draft of March 31, 2001) (the "Fee Letter Draft")

Interest Rate:                   In accordance with the terms and conditions of
                                 the Amended and Restated Credit Agreement Draft

Interest Payment Dates:          In accordance with the terms and conditions of
                                 the Amended and Restated Credit Agreement Draft

Principal Repayment:             In accordance with the terms and conditions of
                                 the Amended and Restated Credit Agreement Draft

Mandatory Prepayment:            In accordance with the terms and conditions of
                                 the Amended and Restated Credit Agreement Draft

Collateral:                      As set forth in the Amended and Restated Credit
                                 Agreement Draft. Lender acknowledges that its security interest will be shared pari passu with the Borrower's existing senior lenders and that State Street Bank and Trust Company will act as collateral agent.

Covenants and Events of          In accordance with the terms and conditions of
Default:                         the Amended and Restated Credit Agreement Draft

Conditions Precedent to the      Those contained in the Second Amendment to Loan
Initial Drawdown:                Documents (draft of April 11, 2001) (the
                                 "Amendment Draft"), including:

                                 (a) Payment of all fees, costs, and expenses due to Lender on Closing Date.
                                 (b)   Execution of the Promissory Note in
                                       favor of Lender.
                                 (c)   Favorable legal opinion(s).
                                 (d) Satisfactory evidence that the Collateral Agent has a perfected security interest in all collateral subject to no other liens except for liens permitted under the Amended and Restated Credit Agreement Draft.
                                 (e)   Completion of an equity investment by
                                       Cisco Systems in Velocita Corp. for an
                                       amount not in excess of ************* on the terms and conditions set forth in the Series B Preferred Stock Purchase Agreement dated April 12, 2001, executed and delivered by Velocita Corp. and Cisco Systems.
                                 (f) Repayment on or before the Closing Date of the principal and interest due on the $10,000,000 Nonnegotiable Subordinated
                                       Note dated October 29, 1999 made by
                                       Velocita Corp. to Koch Telecom Ventures,
                                       Inc. "Koch Telecom"), and provision of
                                       term debt by Koch Telecom to Borrower in a like amount


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                                       under the Tranche A-3 facility described
                                       in the Amended and Restated Credit
                                       Agreement Draft.
                                 (g)   Guarantees of Velocita Corp. and all
                                       subsidiaries of the Borrower.
                                 (h)   Satisfaction of the conditions of
                                       effectiveness set forth in Exhibit V of
                                       the Service Provider Agreement dated
                                       April 6, 2001 executed and delivered by
                                       the Borrower and Cisco Systems.
                                 (i) Execution of definitive credit agreement, in the form of the Amended and Restated Credit Agreement Draft, and definitive fee letter, in the form of the Fee Letter Draft, with any changes thereto to be in form and substance satisfactory to Lender.

Miscellaneous:                   Whether or not the transactions contemplated
                                 hereby are consummated, the Borrower agrees to pay on demand all reasonable costs and expenses of the Lender and the reasonable fees and disbursements of counsel to the Lender incurred in connection with the commitment letter and the matters related thereto and the negotiation, documentation and closing of the transactions contemplated thereby. A refundable deposit of ****** for legal fees and other costs will be required in connection herewith, as provided below.

      The Lender's commitment to make this credit facility available to the Borrower is subject to negotiation, execution and delivery of definitive legal documentation, in form and substance reasonably satisfactory to the Lender and its counsel, and to the fulfillment of the conditions precedent to be contained in the Amendment Draft. Those documents shall include, without limitation, those covenants, closing conditions, and other terms referenced above. Without limiting the generality of the foregoing, the commitment evidenced hereby is subject to execution and delivery of a definitive credit agreement and a definitive fee letter containing those terms and conditions presently set forth in the Amended and Restated Credit Agreement Draft and the Fee Letter Draft, and any changes thereto or deviations therefrom must be in form and substance satisfactory to Lender in the exercise of its sole discretion.

      This commitment letter shall be governed by and construed in accordance with the law of the State of New York.

      This commitment letter contains the entire and exclusive agreement of the parties with reference to the matters discussed herein and supersedes all prior drafts, communications, discussions and understandings, oral or written, with respect thereto.

      This commitment is intended solely for the Borrower's benefit and shall not be for the benefit of any other person or entity.

      This letter is confidential and may not be disclosed to any person or entity other than on a confidential basis to the Agent and Lenders under your existing Credit Agreement and your and their accountants, attorneys and other professional advisors retained by you or them in connection with the loan facility. CSCC also consents to the disclosure of this letter and the terms and provisions thereof by


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

the Borrower or any of its subsidiaries or affiliates, (i) at the request of any governmental authority having jurisdiction over Borrower or such subsidiary or affiliate, (ii) pursuant to subpoena or other court process, (iii) to the extent reasonably required in connection with any litigation to which the Borrower or any of its subsidiaries or affiliates is a party, and (iv) when otherwise required to do so in accordance with applicable law (including, without limitation, any disclosure required to be made to any securities or other regulatory authority, including the Securities and Exchange Commission). The foregoing permitted disclosure does not include disclosure to any other vendor providing vendor financing to Borrower or any of its subsidiaries (whether directly or indirectly). Borrower shall provide prior notice to CSCC of any proposed public announcements or other public disclosure or filings of or relating to this letter and the terms and provisions hereof as permitted hereby ("Public Disclosure"), and, except as provided by the provisions of the second preceding sentence, no Public Disclosure may be made in respect of the fees, interest rate and other pricing information contained herein without CSCC's prior consent (such consent not to be unreasonably withheld). Prior to making any required filing with the U.S. Securities and Exchange Commission or any other federal, state, provincial or foreign governmental agency or authority as part of any Public Disclosure, Borrower shall request confidential treatment of the fees, interest rate and other pricing information contained herein to the extent permitted by applicable law. Further, the Borrower agrees that, except as provided by the provisions of this paragraph, it shall not, without CSCC's prior written consent, disclose the existence or terms of any financing facility with CSCC or use the name or logo of CSCC or Cisco Systems in any press release, advertisement or other public pronouncement nor represent to any person that the relationship between the Borrower and CSCC or Cisco Systems, in respect of the supply of Cisco Systems' products and services and the financing thereof, is other than that of seller and purchaser of products and services and/or lender and borrower.

      Please indicate the Borrower's acceptance of this commitment and its agreement to the above provisions by causing this letter to be signed on behalf of the Borrower in the place provided below and returning a copy of this commitment letter so executed to the Lender, together with payment of a nonrefundable fee in the aggregate amount of ******* (which will be credited to the closing fee described above upon the closing of the credit facility and otherwise credited against the Lender's costs and expenses payable by the Borrower). A deposit of ****** to cover the Lender's reasonable costs and expenses, including the costs and expenses of legal counsel and any consultants (which deposit will be applied toward any costs, expenses and fees payable at closing or, if the credit facility does not close, will be returned to the Borrower after deducting the reasonable costs and expenses incurred by the Lender), whereupon this commitment letter shall become a binding agreement between the Lender and the Borrower subject to the terms and conditions set forth herein. The offer set forth herein shall expire at the close of business in San Jose, California, on April 16, 2001, unless the Lender shall have received, by fax to CSCC at (416) 306-7099, attn. Mark Usher, a copy of this letter duly executed by the Borrower prior to such time and any payments described above. In addition, even if this commitment is accepted by the Borrower, such commitment shall expire at the close of business in San Jose on May 31, 2001, if definitive legal documents satisfactory to the Lender and its counsel have not been executed prior to such time.

      We appreciate the opportunity to make this offer to you and look forward to working with you on this transaction.

                                Very truly yours,

                                CISCO SYSTEMS CAPITAL CORPORATION


                                By  /s/ David A. Rogan
                                    --------------------------------------


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

                                    Name: David A. Rogan
                                    Title: President

Acknowledged and Agreed:

PF.NET CORP.


By: /s/ David L. Taylor
    --------------------------
    Title: Chief Financial Officer


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